UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

IRIS INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	94-2579751
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

9172 Eton Avenue Chatsworth, CA	91311
(Address of Principal Executive Offices)	(Zip Code)

IRIS International, Inc. 2007 Stock Incentive Plan

(Full Title of the Plans)

Cesar M. Garcia, Chief Executive Officer

IRIS INTERNATIONAL, INC.

9172 Eton Avenue

Chatsworth, CA 91311

(Name and Address of Agent for Service)

(818) 709-1244

(Telephone Number, Including Area Code, of Agent for Service)

Copies to:

John McIlvery, Esq.

Stubbs Alderton & Markiles, LLP

15260 Ventura Boulevard, 20th Floor

Sherman Oaks, CA 91403

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount Of Registration Fee
Common Stock, par value $0.01 per share	1,550,000	$10.31	$15,980,500	$891

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions effected without the receipt of consideration.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended, based on a per share price of $10.31, the average of the high and low reported sales prices of the Registrant’s common stock on the NASDAQ Global Market on May 26, 2009.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed by IRIS International, Inc., a Delaware corporation (the “Registrant”), relating to 1,550,000 shares of its common stock, par value $0.01 per share (the “Common Stock”), issuable under the IRIS International Inc. 2007 Stock Incentive Plan (the “Plan”), which Common Stock is in addition to the 1,750,000 shares of Common Stock registered on the Registrant’s Form S-8 filed on August 22, 2007 (Registration No. 333-145635) (the “Prior Registration Statement”).

This Registration Statement relates to securities of the same class as those to which the Prior Registration Statement relates, and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to Instruction E of Form S-8, the contents of the Prior Registration Statement is incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

The following documents, which have previously been filed by the Registrant with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference herein and shall be deemed to be a part hereof:

(1)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, as filed with the Commission on March 6, 2009;

(2)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 as filed with the Commission on May 5, 2009; and

(3)	The description of the Common Stock set forth under the caption “Description of Capital Stock” in the Registrant’s shelf registration statement on Form S-3, as filed with the Commission on November 26, 2007 (Registration No. 333-147618).

In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and made part hereof from their respective dates of filing (such documents, and the documents listed above, being hereinafter referred to as “Incorporated Documents”). The Registrant’s file number with the Commission is No. 001-11181.

Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any statement contained herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

Unless otherwise indicated below as being incorporated by reference to another filing of the Registrant with the Commission, each of the following exhibits is filed herewith.

Exhibit No.	Exhibit Description
4.1	Certificate of Incorporation, as amended.(1)

4.1(b)	Certificate of Designations, Preferences and Rights of Series C Preferred.(2)

4.1(c)	Certificate of Ownership and Merger.(3)

4.2	Amended and Restated Bylaws.(4)

4.2(b)	Amendment to Amended and Restated Bylaws of IRIS International, Inc.(5)

4.3	IRIS International Inc. 2007 Stock Incentive Plan.(6)

4.3(b)	Amendment No. 1 to the Iris International, Inc. 2007 Stock Incentive Plan.(7)

5.1	Opinion of Stubbs Alderton & Markiles, LLP.

23.1	Consent of Stubbs Alderton & Markiles, LLP (included in Exhibit 5.1)

23.2	Consent of BDO Seidman, LLP.

24.1	Power of Attorney (included as part of the signature page of this Registration Statement)

(1)	Incorporated by reference to the Current Report on Form 8-K dated August 13, 1987 and the Quarterly Report on Form 10-Q for the quarter ended September 30, 1993.
(2)	Incorporated by reference to Exhibit 99.2 to the Current Report on Form 8-K dated January 26, 2000.
(3)	Incorporated by reference to Exhibit 3.1(d) to the Annual Report on Form 10-K for the year ended December 31, 2003.
(4)	Incorporated by reference to Exhibit 3.2 to the Annual Report on Form 10-K for the year ended December 31, 2003.
(5)	Incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K dated July 18, 2007.
(6)	Incorporated by reference to Exhibit 4.3 to the Registration Statement on Form S-8 dated August 22, 2007 (Registration No. 333-145635).
(7)	Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K dated May 29, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chatsworth, California on June 2, 2009.

IRIS INTERNATIONAL, INC.
(Registrant)

By:	/s/ César M. García
César M. García,
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints César M. García and Peter L. Donato as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file a new registration statement under Rule 461 or Instruction E of Form S-8 of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ César M. García César M. García	President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	June 2, 2009

/s/ Peter L. Donato Peter L. Donato	Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	June 2, 2009

/s/ Edward F. Voboril Edward F. Voboril	Director	June 2, 2009

/s/ Steven M. Besbeck Steven M. Besbeck	Director	June 2, 2009

/s/ Thomas H. Adams, Ph.D. Thomas H. Adams, Ph.D.	Director	June 2, 2009

/s/ Richard G. Nadeau, Ph.D. Richard G. Nadeau, Ph.D.	Director	June 2, 2009

/s/ Michael D. Matte Michael D. Matte	Director	June 2, 2009

/s/ Stephen E. Wasserman Stephen E. Wasserman	Director	June 2, 2009

/s/ Beth Y. Karlan, M.D. Beth Y. Karlan, M.D.	Director	June 2, 2009

EXHIBIT INDEX

Exhibit No.	Exhibit Description
4.1	Certificate of Incorporation, as amended.(1)

4.1(b)	Certificate of Designations, Preferences and Rights of Series C Preferred.(2)

4.1(c)	Certificate of Ownership and Merger.(3)

4.2	Amended and Restated Bylaws.(4)

4.2(b)	Amendment to Amended and Restated Bylaws of IRIS International, Inc.(5)

4.3	IRIS International Inc. 2007 Stock Incentive Plan.(6)

4.3(b)	Amendment No. 1 to the Iris International, Inc. 2007 Stock Incentive Plan.(7)

5.1	Opinion of Stubbs Alderton & Markiles, LLP.

23.1	Consent of Stubbs Alderton & Markiles, LLP (included in Exhibit 5.1).

23.2	Consent of BDO Seidman, LLP.

24.1	Power of Attorney (included as part of the signature page of this Registration Statement).

(1)	Incorporated by reference to the Current Report on Form 8-K dated August 13, 1987 and the Quarterly Report on Form 10-Q for the quarter ended September 30, 1993.
(2)	Incorporated by reference to Exhibit 99.2 to the Current Report on Form 8-K dated January 26, 2000.
(3)	Incorporated by reference to Exhibit 3.1(d) to the Annual Report on Form 10-K for the year ended December 31, 2003.
(4)	Incorporated by reference to Exhibit 3.2 to the Annual Report on Form 10-K for the year ended December 31, 2003.
(5)	Incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K dated July 18, 2007.
(6)	Incorporated by reference to Exhibit 4.3 to the Registration Statement on Form S-8 dated August 22, 2007 (Registration No. 333-145635).
(7)	Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K dated May 29, 2009.